Exhibit 99.1

San Juan Basin Royalty Trust

News Release

San Juan Basin Royalty Trust

ConocoPhillips Completes Sale of San Juan Basin Assets to Hilcorp

FORT WORTH, Texas, August 7, 2017 – Compass Bank, as Trustee of the San Juan Basin Royalty Trust (NYSE:SJT) (the “Trust”), has confirmed that, on July 31, 2017, Hilcorp San Juan, L.P., an affiliate of Hilcorp Energy Co. (“Hilcorp”), acquired ConocoPhillips’ assets in the San Juan Basin, including certain oil and natural gas interests burdened by the Trust that were previously owned by Burlington Resources Oil & Gas Company LP (“Burlington”), a wholly-owned subsidiary of ConocoPhillips.

The Trust has been coordinating with Hilcorp to transition the processes previously performed by Burlington, and looks forward to working with Hilcorp and its affiliates as the new operator of the properties.

Contact:	San Juan Basin Royalty Trust
Compass Bank, Trustee
300 West Seventh St., Suite B, Fort Worth, Texas 76102
website: www.sjbrt.com e-mail: sjt.us@bbva.com

Joshua R. Peterson, Vice President & Senior Trust Officer
Kaye Wilke, Investor Relations, toll-free: (866) 809-4553